UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 10, 2011, Four Rivers BioEnergy Inc. (the “Company”) received notice from BlueCrest Strategic Limited (“BlueCrest”) that, pursuant to a Put Option, dated April 6, 2009, by and between the Company and BlueCrest (the “Put Option”), BlueCrest has exercised its option (the “Option”) to sell to the Company its 6,875 ordinary shares of £0.10 each (the “Shares”) in BF Group Holdings Limited (“BF Group”). Under the terms of the Put Option, BlueCrest is entitled to receive $1,600,000 from the Company in consideration for the Shares.

Also, in connection with the exercise of its Option, BlueCrest exercised a warrant (the “Warrant”) to purchase 200,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for an aggregate exercise price of $1,600,000. The Warrant was issued by the Company to BlueCrest on April 6, 2009 in connection with the Put Option.

Accordingly, upon exercise of the Option, the Company owed BlueCrest $1,600,000 and upon exercise of the Warrant, BlueCrest owed the Company $1,600,000, which the Company and BlueCrest agreed to set-off against each other. In addition, in connection with acquisition of the Shares, the Company issued another 100,000 shares of its Common Stock to BlueCrest.

As a result of the acquisition of the Shares, the Company now owns 98.75% of BF Group’s issued and outstanding ordinary shares.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Reference is hereby made to the description of the acquisition of the Shares in Item 1.01 hereof which is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is hereby made to the description of the issuance of the shares of Common Stock in Item 1.01 hereof which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer